Exhibit 99

For Immediate Release

Contacts:	Edward C. Milligan	Samuel B. Hay III
	Chairman & CEO	President & COO
	Main Street Banks	Main Street Banks
	(770) 422-2888	(770) 385-2424

MAIN STREET BANKS ANNOUNCES QUARTERLY CASH DIVIDEND

ATLANTA, July 9, 2003 — The Board of Directors of Main Street Banks, Inc. (Nasdaq: MSBK) declared a regular quarterly dividend of 12 cents per share of common stock payable on August 6, 2003 to shareholders of record on July 23, 2003.

Main Street Banks was  recently included in the Fortune Small Business 100 list of America’s fastest growing small companies.  Main Street ranked number 54 in three-year growth in revenues, net income and total shareholder return.

About Main Street

Main Street Banks, Inc., a $1.8 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 27 branch offices located in nine of Georgia’s fastest growing counties.  Main Street is the largest and highest performing community banking company in the greater Atlanta area.

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